UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2014

HEALTH ENHANCEMENT PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan  48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Entry into an Investment Banking agreement

On April 18, 2014, the Registrant entered into an Investment Banking engagement with Spearhead Capital LLC (Spearhead) to assist the Registrant in its fundraising efforts.  As disclosed in the Registrant’s Form 10-K for December 31, 2013 as filed with the SEC on March 31, 2014, the Registrant requires additional funding to be able to support its business plan:

“Subject to the availability of sufficient funding, we estimate that we will, in fiscal 2014, be required to expend in excess of $3,000,000 on research and subsequent product development in order to complete the initiatives discussed herein.  In addition to the activity in 2014, we will continue our research and development efforts in 2015 and beyond.  These expenditures will need to be met from external funding sources. In the past, we have had difficulty raising funds from external sources. Thus, we may not be able to raise the funding required to continue our research and development activities. In the event that these sources are not available or adequate to meet our research needs, we will be unable to pursue our research activities, in which case, our ability to substantiate the accumulated intellectual property with objective clinical support for its characterization, method of action and efficacy will continue to be impeded, thereby severely hindering our ability to generate licensing revenue (or otherwise commercialize our products) and adversely affect our operating results.”

The Registrant’s engagement with Spearhead requires a combination of a monthly retainer and a success fee payment of up to 5% of the amounts raised from investors in the Registrant’s securities.  Spearhead will be providing the Registrant with assistance is marketing, offering material preparation, identification and contact of potential sources; negotiation of terms and conditions; and due diligence of terms and financing.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date:  April 21, 2014

By: /s/ PHILIP M, RICE II

Philip M. Rice, II, Chief Financial Officer